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                                                                    EXHIBIT 10.1

                    NON-QUALIFIED OPTION AGREEMENT UNDER THE
                              WOLVERINE TUBE, INC.
                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

NON-QUALIFIED OPTION AGREEMENT, dated as of (the "Grant Date"), between WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), and the other party signatory hereto (the "Outside Director").

WHEREAS the Outside Director is currently a member of the Board of Directors of the Company who is not an employee of the Company or its subsidiaries and, pursuant to the Company's 1993 Stock Option Plan for Outside Directors or 2001 Stock Option Plan for Outside Directors as designated on Exhibit A hereto (the "Plan") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Outside Director with an incentive to serve as a member of the Board of Directors and to increase his or her interest in the success of the Company through the granting to the Outside Director of non-qualified stock options (the "Options") to purchase shares of common stock of the Company, par value $0.01 per share (the "Common Stock") as described on Exhibit A hereto.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. This Agreement and the Options shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict between the Plan and this Agreement, the Plan shall govern.

2. Grant of Option. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Outside Director, effective as of the Grant Date, the Options specified on Exhibit A hereto. Each such Option shall entitle the Outside Director to purchase, upon payment of the relevant Option Price specified on Exhibit A hereto, the number of shares of Common Stock corresponding to such Option as specified on Exhibit A hereto. Each Option granted hereunder is not intended to qualify as, and shall not be treated as, an "incentive stock option" within the meaning of
      Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

      (a) Vesting. Each Option shall vest according to the schedule corresponding to such Option as specified on Exhibit A hereto. However, all Options shall immediately vest and become exercisable upon a "Change in Control of the Company," as defined in the Plan.

      (b) Option Period. No Option may be exercised after the relevant expiration date set forth on Exhibit A. Upon termination of the Outside Director's service as a member of the Board, the Options, to the extent then vested (the "Vested Options"), may be exercised as follows:

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            (i)   If the Outside Director's service as a member of the Board of
                  Directors terminates by reason of resignation, removal (other than for "cause") or other termination as a member of the Board, the Vested Options shall be exercisable by the Outside Director or the Outside Director's Beneficiary (as hereinafter defined) for one year following the date of such treatment or such later date as the Administration Committee may determine; and

            (ii) If the Outside Director is removed from the Board for cause (as determined in accordance with the Company's By-laws), all Vested Options shall immediately terminate and cease to be exercisable as of the date of such termination or resignation.

                  Any Option which is not a Vested Option as of the date of the Outside Director's termination as a member of the Board shall terminate as of such date and be of no further force and effect.

                  For the purposes of this Section 3(b), "Beneficiary" means the person designated by the Outside Director in writing to the Company on Exhibit B as having the right to exercise the Vested Options in the event of the Outside Director's death or, if no such person is designated, the Outside Director's estate.

      (c) Certain Restrictions. None of the Options may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, except in accordance with the Plan or by testamentary devise or the laws of descent and distribution.

      (d) Notice of Exercise. Subject to Sections 3(e), 3(g) and 5(b) hereof, the Outside Director may exercise any or all of the Options that have vested pursuant to Section 3(a) and 3(b) hereof, by giving a properly executed written notice to the Committee, a form of which will be provided by the Company.

      (e) Payment. The Outside Director shall pay the Option Price in full at the time the written notice of exercise (pursuant to Section 3(d) hereof) is given to the Committee. Payment for the Common Stock being purchased shall be in cash (including a certified check, teller's check or wire transfer of funds), previously owned shares of Common Stock or a combination thereof.

      (f) Stockholder Rights. The Outside Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Options until a certificate or certificates evidencing such shares shall have been issued to the Outside Director, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Outside Director shall become the holder of record thereof.

      (g) Limitation on Exercise. The Options shall not be exercisable unless either the Common Stock subject to the Options has been registered under the Securities Act of 1933, as amended (the "1933 Act") and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Outside Director has furnished the Company with an investment representation satisfactory to the Company that such registration and qualification is not required as a result of the availability of an exemption from registration under such laws.

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      (h)   Delivery of Certificate. As soon as practicable following the exercise of any Options, a stock certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be issued in the Outside Director's name to the Outside Director.

4. Outside Director Representation. The Outside Director represents that this Agreement has been duly executed and delivered by the Outside Director and constitutes a legal, valid and binding agreement of the Outside Director, enforceable against the Outside Director in accordance with its terms.

5.    Miscellaneous.

      (a) No Rights to Grants or Continued Service. The Outside Director shall not have any claim or right to receive grants under the Plan. Neither the Plan nor this Agreement shall be deemed to create or confer on the Outside Director any right to be re-elected or retained as a member of the Board of Directors of the Company, or to interfere with or limit in any way the right of the Company to remove the Outside Director as a director at any time in accordance with the Company's By-laws.

      (b) Payment of Taxes. An Outside Director shall, no later than the date as of which the value of any portion of the Option first becomes includable in the Outside Director's gross income for federal income tax purposes, make arrangements satisfactory to the Administration Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

      (c) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6. Survival: Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Outside Director, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

7. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Outside Director, to his or her attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Outside Director shall have specified to the Company in writing) and, if to the Company, to Wolverine Tube, Inc., 200 Clinton Avenue, Suite 1000, Huntsville, AL 35801, Attention: Stock Options Administrator.

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      All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice was mailed.

8. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

9. Headings: Governing Law. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by two of its duly authorized officers and the Outside Director has executed this Agreement, both as of the Grant Date.

                                        WOLVERINE TUBE, INC.

                                        By:
                                            ------------------------------------
                                            Name:  Dennis Horowitz
                                            Title: Chairman, President and
                                                   Chief Executive Officer

                                        By:
                                            ------------------------------------
                                            Name:  James E. Deason
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        OUTSIDE DIRECTOR

                                        By: ____________________________________
                                            <<First>> <<MI>> <<Last>>
                                            <<Address1>>
                                            <<Address2>>
                                            <<City>>, <<St>> <<Zip>>

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                                    EXHIBIT B

                           DESIGNATION OF BENEFICIARY
                                     FOR THE
                         NON-QUALIFIED OPTION AGREEMENT
                                 PURSUANT TO THE
                              WOLVERINE TUBE, INC.
                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Note to Outside Directors: Completion of this form is only necessary if you wish to designate a beneficiary other than your estate. If you do not submit this form, all rights to the Options granted under this Agreement that you hold at your death will be transferred to your estate.

Name of Outside Director: _____________________

Date of Option Agreement:

If my directorship with the Company terminates by reason of my death, or if I shall die after I have terminated my directorship with the Company, but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to my primary beneficiary designated below, or to my secondary beneficiary designated below if my primary beneficiary is unable to accept transfer, in the manner provided for in the Plan and the Agreement.

Primary Beneficiary:   __________________________________
Relationship:          __________________________________
Address:               __________________________________
Phone:                 __________________________________

Secondary Beneficiary: __________________________________
Relationship:          __________________________________
Address:               __________________________________
Phone:                 __________________________________

__________________________________
Outside Director

__________________________________
Date

Receipt acknowledged on behalf of Wolverine Tube, Inc. by:

__________________________________

__________________________________
Date